Exhibit 21.1

Subsidiaries of Global Crossing Limited

	Company Name	Jurisdiction	Country
1.	ALC Communications Corporation	Delaware	USA
2.	Ameritel Management, Inc.	Federal	Canada
3.	Atlantic Crossing Holdings U.K. Limited		UK
4.	Atlantic Crossing Ltd.		Bermuda
5.	Budget Call Long Distance, Inc.	Delaware	USA
6.	Business Telemanagement, Inc.	California	USA
7.	Equal Access Networks, LLC	Delaware	USA
8.	GC Dev. Co., Inc.	Delaware	USA
9.	GC Holdco SPV		Ireland
10.	GC Holding SPV		Ireland
11.	GC Hungary Holdings Vagyonkezelö Korlátolt Felelössegü Társaság		Hungary
12.	GC Landing Co. GmbH		Germany
13.	GC Mart LLC	Michigan	USA
14.	GC Pacific Landing Corp.	Delaware	USA
15.	GC Pan European Crossing Belgie B.V.B.A.		Belgium
16.	GC Pan European Crossing Czech s.r.o.		Czech Republic
17.	GC Pan European Crossing Danmark A.P.S.		Denmark
18.	GC Pan European Crossing Deutschland GmbH		Germany
19.	GC Pan European Crossing Espana S.A.		Spain
20.	GC Pan European Crossing France S.A.R.L.		France
21.	GC Pan European Crossing Holdings B.V.		Netherlands
22.	GC Pan European Crossing Italia S.R.L.		Italy
23.	GC Pan European Crossing Luxembourg I S.À.R.L.		Luxembourg
24.	GC Pan European Crossing Luxembourg II S.À.R.L.		Luxembourg
25.	GC Pan European Crossing Nederland B.V.		Netherlands
26.	GC Pan European Crossing Networks B.V.		Netherlands
27.	GC Pan European Crossing Norge AS		Norway
28.	GC Pan European Crossing Osterreich GmbH		Austria
29.	GC Pan European Crossing Slovakia S.R.O.		Slovakia
30.	GC Pan European Crossing Sverige A.B.		Sweden
31.	GC Pan European Crossing Switzerland GmbH		Switzerland
32.	GC Pan European Crossing UK Limited		UK
33.	GC SAC Argentina S.R.L.		Argentina
34.	G.C. St. Croix Company, Inc.		USVI
35.	GC Trading GmbH		Austria
36.	GC UK Holding Ltd.		UK
37.	GCNAN Claims, LLC	Delaware	USA
38.	GCNAN Claims LLC	California	USA
39.	GCTI Claims LLC	California	USA
40.	GCTI Claims, LLC	Delaware	USA
41.	Geoconference Limited		UK
42.	Global Crossing Advanced Card Services, Inc.	Iowa	USA
43.	Global Crossing Asia Holdings Ltd		Bermuda

	Company Name	Jurisdiction	Country
44.	Global Crossing Australia Holdings Ltd.		Bermuda
45.	Global Crossing Australia Pty Limited		Australia
46.	Global Crossing Bandwidth, Inc.	California	USA
47.	Global Crossing Belgie B.V.B.A.		Belgium
48.	Global Crossing (Bidco) Limited		UK
49.	Global Crossing Billing, Inc.	Michigan	USA
50.	Global Crossing Communications International Limited		UK
51.	Global Crossing Conferencing-Canada, Ltd.	Federal	Canada
52.	Global Crossing Conferencing Limited		UK
53.	Global Crossing Corporación S. de R.L. de C.V.		Mexico
54.	Global Crossing Cyprus Holdings Limited		Cyprus
55.	Global Crossing Danmark A.P.S.		Denmark
56.	Global Crossing Deutschland GmbH		Germany
57.	Global Crossing Development Co.	Delaware	USA
58.	Global Crossing Employee Services, Inc.	Delaware	USA
59.	Global Crossing Europe Limited		UK
60.	Global Crossing France SAS		France
61.	Global Crossing Globalcenter Holdings, Inc.	Delaware	USA
62.	Global Crossing Government Markets USA, Inc.	Delaware	USA
63.	Global Crossing Holdings Limited (formerly GC Holdings Ltd.)		Bermuda
64.	Global Crossing Holdings USA LLC	Delaware	USA
65.	Global Crossing Hong Kong Limited		Hong Kong
66.	Global Crossing International, Ltd.		Bermuda
67.	Global Crossing International Networks Ltd. (formerly South American Crossing Ltd.)		Bermuda
68.	Global Crossing Internet Dial-Up, Inc.	Delaware	USA
69.	Global Crossing Ireland Limited		Ireland
70.	Global Crossing IXnet EMEA Holdings Limited		UK
71.	Global Crossing Japan KK		Japan
72.	Global Crossing Landing Mexicana S. de R.L.		Mexico
73.	Global Crossing Latin America & Caribbean Co.	Delaware	USA
74.	Global Crossing Limited (formerly GC Acquisition Limited)		Bermuda
75.	Global Crossing Local Services, Inc.	Michigan	USA
76.	Global Crossing Management Services, Inc.	Delaware	USA
77.	Global Crossing Mexicana S.de R.L. de C.V.		Mexico
78.	Global Crossing Mexicana II S.de R.L. de C.V.		Mexico
79.	Global Crossing Nederland B.V.		Netherlands
80.	Global Crossing Network Center Ltd.		Bermuda
81.	Global Crossing Network Center (UK) Ltd.		UK
82.	Global Crossing Norge AS		Norway
83.	Global Crossing North America, Inc.	New York	USA
84.	Global Crossing North American Holdings, Inc.	Delaware	USA

	Company Name	Jurisdiction	Country
85.	Global Crossing North American Networks, Inc.	Delaware	USA
86.	Global Crossing Panama Inc.		Panama
87.	Global Crossing Services Europe Limited		Ireland
88.	Global Crossing Services Ireland Limited		Ireland
89.	Global Crossing Servicios, S. de R.L. de C.V.		Mexico
90.	Global Crossing Singapore Pte. Ltd.		Singapore
91.	Global Crossing Sverige A.B.		Sweden
92.	Global Crossing Switzerland GmbH		Switzerland
93.	Global Crossing Telecommunications, Inc.	Michigan	USA
94.	Global Crossing Telecommunications-Canada, Ltd.	Federal	Canada
95.	Global Crossing Telemanagement VA, LLC	Virginia	USA
96.	Global Crossing Telemanagement, Inc.	Wisconsin	USA
97.	Global Crossing (UK) Internet Services Limited		UK
98.	Global Crossing (UK) Finance Plc		UK
99.	Global Crossing (UK) Telecommunications Limited		UK
100.	Global Crossing (UK) Telecommunications Networks Limited		UK
101.	Global Crossing USA Inc.	Delaware	USA
102.	Global Crossing Venezuela B.V.		Netherlands
103.	Global Crossing Ventures, Inc.	Delaware	USA
104.	Global Crossing Worldwide Customer Help Desk Canada Ltd.	Federal	Canada
105.	GT Landing Corp.	Delaware	USA
106.	GT Landing II Corp.	Delaware	USA
107.	GT Netherlands B.V.		Netherlands
108.	GT U.K. Ltd.		UK
109.	International Exchange Networks GmbH		Germany
110.	International Exchange Networks SAS		France
111.	International Optical Network, L.L.C.	Delaware	USA
112.	International Optical Network Limited.		UK
113.	Ixnet, Inc.	Delaware	USA
114.	Ixnet UK Limited		UK
115.	MAC Landing Corp.	Delaware	USA
116.	Metaclorin Investco II, Inc.	Delaware	USA
117.	Mid-Atlantic Crossing Holdings UK Ltd.		UK
118.	Mid-Atlantic Crossing Ltd.		Bermuda
119.	Old GMS Holdings Ltd. (formerly Global Marine Holdings Bermuda Ltd.)		Bermuda
120.	PAC Landing Corp.	Delaware	USA
121.	PAC Panama Ltd.		Bermuda
122.	Pan American Crossing U.K. Ltd.		UK
123.	Racal Telecommunications Inc.		USA
124.	SAC Brasil Holding Ltda.		Brazil
125.	SAC Brasil Ltda.		Brazil

	Company Name	Jurisdiction	Country
126.	SAC Chile S.A.		Chile
127.	SAC Colombia Limitada		Colombia
128.	SAC Panama S.A.		Panama
129.	SAC Peru S.R.L.		Peru
130.	Saturn Global Network Services (UK) Ltd.		UK
131.	South American Crossing Holdings Ltd.		Bermuda
132.	Subsidiary Telco, LLC	Delaware	USA
133.	US Crossing, Inc.	Delaware	USA

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